Exhibit 99.1

Worksport Ltd. Unveils New Models, Driving Rapid Product Expansion

Engineering Team’s Expertise Fuels Innovation & Growth in Multi-Billion-Dollar Market

West Seneca, New York, September 4, 2024 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, is thrilled to announce the release of new tonneau cover applications. These covers are available for various models including but not limited to those from General Motors, Ford, and Hyundai, thereby expanding availability and market reach. This initiative showcases the expertise of Worksport’s engineering team and aligns with the Company’s growth strategy, which reflects its commitment to pursuing market opportunities and establishing a foundation for long-term success and industry leadership.

Engineering Innovation: Aligning with Market Trends

The engineering team at Worksport exemplifies versatility, enabling the Company to respond quickly to market demands with nearly every new truck model release. Over the past six months, Worksport is excited to share that it has expanded its cover lineup, introducing 19 new models, including covers that are compatible with General Motors, Ford, Toyota, Nissan, and Honda trucks. Engineered for durability and tailored to meet the needs of both private and commercial users, Worksport’s Automotive Accessories Division is positioned to explore additional market opportunities. New models include:

●	Chevy/GMC: Models for the Canyon/Colorado, 1500, and 2500.
●	Ford: Ford Ranger and Ford Super Duty models.
●	Toyota: Toyota Tacoma and Toyota Tundra models, including 2024 versions with cargo management.
●	Nissan: Nissan Frontier and Nissan Titan models, with and without utility brackets.
●	Honda: Honda Ridgeline, bed length 5’, model years 2017-2024.

Worksport CEO Steven Rossi shares, “With 16.3 million Ford F-Series trucks on the road, a possibility to capture just 5% of that market at our current AL3 sale price of $699 represents a massive $570 million opportunity for Worksport. This example illustrates the immense potential ahead for Worksport.”

The top 3 selling vehicles in the U.S. — the Ford F-Series, Chevy Silverado, and Ram Pickup — account for over 50% of the top 10 vehicles sold in 2023, with more than 60 million pickup trucks on the road today. The $4 billion tonneau cover market continues to grow, with over 7 million covers sold annually.

Rossi adds “On the technology front, our SOLIS & COR clean energy systems are tapping into a rapidly expanding market with massive potential. The Company is actively building a solid foundation for sustained, long-term growth.”

Worksport’s Engineering Team.

The skill and dedication of Worksport’s engineers contribute to the Company’s anticipated growth, which continues beyond the current accelerated ramp-up phase. Following a notable 275% revenue growth in Q2 2024, Worksport’s engineering team is prepared to support the Company’s further expansion.

At the core of Worksport’s recent success is its engineering team, based in Ozark, Missouri. With over 100 years of combined industry experience, these seasoned professionals adapt quickly to market demands, positioning Worksport as a responsive player in the light truck accessories market.

Further driving innovation is Worksport’s Technology division in Toronto, responsible for developing innovative products like the SOLIS Solar Tonneau Cover and COR Portable Energy System—both in early production and set for Alpha release this September. This team boasts numerous PhDs and industry veterans, contributing valuable expertise.

Upcoming Products in 2024:

1.	Worksport SOLIS Solar Cover: A first-to-market, patented solar cover generating 650W of power--perfect for truck owners, worksites, and outdoor enthusiasts. Paired with Worksport’s MPPT, it can charge most major battery systems as well.

2.	Worksport COR Portable Energy System: Fully modular with 1.7kWh storage and hot-swap capability, the COR system powers high-demand appliances like fridges and microwaves—ideal for pairing with the SOLIS cover.

3.	Worksport AL4 Premium Tonneau Cover: A four-fold cover expected to be a high demand product of Worksport with improved margins.

Director of Industrial Engineering, Missouri, Statement

“We take great pride in our ability to quickly respond to new market opportunities, delivering cutting-edge designs to our customers,” said Jim Quintus, Director of Engineering at Worksport’s Missouri division. “Our team thrives on innovation, and with years of industry experience, we are highly enthusiastic about how Worksport operates and the immense opportunities ahead. We are with Worksport because we believe Worksport will be a powerful force in the industry and beyond. We’re especially excited about expanding our product lineup with the upcoming SOLIS and COR systems”.

Stay tuned for upcoming investor updates on new product launches, expanded vehicle model coverage, and the continued growth of Worksport’s business. We are excited to share more on our progress and milestones as we push forward with innovation and market expansion.

Investor Inquiries May Be Directed To:

Investor Relations, Worksport Ltd.

T: 1 (888) 554-8789 x128

W1: https://investor.worksport.com

W2: www.worksport.com

E: investors@worksport.com

Key 2024 Press-Releases:

●	September 3: Worksport Dealer Sales Update
●	August 20: Worksport ($WKSP) Begins COR Alpha Production
●	August 14: Worksport Announces Record High Revenues; 275% Q2 Growth
●	August 1: Worksport Announces Impressive SOLIS Solar Cover Test Results
●	June 20: Worksport Announces Record Breaking May Sales
●	May 16: Worksport Reports 1,506% Q1 Revenue Surge
●	May 8: Worksport Awarded $2.8MM Grant
●	April 25: Worksport Signals Undervalued Status, Eyes Major 2024 Growth
●	March 6: Worksport to Launch Innovative SOLIS & COR Products This Summer

Read all Worksport press releases: [Link to All Press Releases].

Stay Connected

●	Investor Newsletter: Investors and customers are invited to follow Worksport’s progress as it builds on this momentum and strives to redefine industry standards with each new corporate development. Link to Newsletter.

●	Contact Information

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789-128 W: investors.worksport.com E: investors@worksport.com W: worksport.com

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with RAM, Chevrolet, and GMC models from General Motors, as well as Ford, Jeep, Nissan, and Toyota pickup trucks. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy’s website is terravisenergy.com. For more information, please visit investors.worksport.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram (collectively, the “Accounts”), the links of which are links to external third party websites, as well as sign up for the Company’s newsletters at investors.worksport.com. The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company.

Product social media	Investor social media
Instagram	X (formerly Twitter)
Facebook YouTube	LinkedIn Link to Newsletter

Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media.

The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

For additional information, please contact:

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128 W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.